EXHIBIT 99.2

Contacts:
Investors (Emdeon):
Risa Fisher
rfisher@emdeon.com
201-414-2002
Media (Emdeon):
Jennifer Newman
jnewman@emdeon.com
212-624-3912

Media (General Atlantic)
Pat Hedley
phedley@generalatlantic.com
203-629-8658
Caroline Gentile/Adam Weiner
Kekst and Company (for GA)
212-521-4800

Emdeon Announces Sale of 52% Interest in Emdeon Business Services Segment
to General Atlantic
Emdeon to Receive $1.2 Billion in Cash and Retain 48% Stake in a Transaction That Values Emdeon
Business Services at $1.5 Billion
ELMWOOD PARK, NJ — September 26, 2006 — Emdeon Corporation (Nasdaq: HLTH) announced today that it has entered into a definitive agreement to sell a 52% interest in its Emdeon Business Services segment to General Atlantic LLC, a leading global private equity firm, in a transaction which values Emdeon Business Services at $1.5 billion.
Emdeon expects to receive approximately $1.2 billion in cash and to retain a 48% interest in Emdeon Business Services, valued at approximately $300 million. The acquisition will be financed with approximately $925 million in bank debt and an investment of approximately $320 million by General Atlantic. General Atlantic has received commitment letters for the bank debt from Citigroup Global Markets, Inc., Deutsche Bank Trust Company Americas and Bear, Stearns & Co. Inc. The transaction will be structured so that Emdeon and General Atlantic each own interests in a Limited Liability Company (LLC), which will own Emdeon Business Services. The bank debt will be an obligation of the LLC and not of Emdeon Corporation. ViPS, Inc. and its subsidiaries will not be sold in the transaction. The closing is expected to occur during the fourth quarter and is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act.
“The transaction announced today allows Emdeon to realize significant value while preserving Emdeon’s ability to participate in the future growth of Emdeon Business Services through its 48% ownership stake,” said Kevin Cameron, CEO, Emdeon Corporation. “We look forward to partnering with General Atlantic, which brings to the table a long-term investment perspective and substantial healthcare and technology expertise.”
Mark Dzialga, managing director at General Atlantic commented, “Emdeon Business Services’ integrated solutions for payers and providers are an important means of streamlining the cost structure of the healthcare system and reducing billing and payment errors. We look forward to working with Emdeon Business Services’ team to capitalize on the company’s very attractive growth opportunities.”
“We are excited about the opportunity to work with Emdeon Business Services to address the growing demand among the healthcare constituents for electronic claim payment and remittance solutions as payers and providers seek to eliminate paper from their processes. Given the company’s deep network of industry relationships, we believe that Emdeon Business Services is very well positioned to benefit from this strong secular trend going forward,” said Jonathan Korngold, head of General Atlantic’s global healthcare investment group.
Upon closing of the transaction, an Emdeon Business Services Board of Directors, consisting of three directors appointed by Emdeon and three directors appointed by General Atlantic, will be established to oversee the company’s management team and to set long-term strategy.
Emdeon expects to recognize a taxable gain on the transaction and expects to utilize approximately $400 million to $450 million of its federal net operating loss (“NOL”) carryforward to offset a significant portion of the tax liability resulting from this transaction. Approximately $130 million to $150 million of the NOL carryforward utilized will be from the NOL carryforward attributable to WebMD Health Corp. (NASDAQ: WBMD), Emdeon’s 85.8% owned subsidiary. Under the tax sharing agreement between Emdeon and WebMD, WebMD will be reimbursed for its NOL carryforward utilized by Emdeon in this transaction at the current federal statutory tax rate of 35%. Emdeon currently estimates that the amount of the resulting cash reimbursement to WebMD will be approximately $45 to $52 million. The amount of the utilization of the Emdeon and WebMD NOL carryforward and related reimbursement is based on various assumptions and will not be determined until the filing of Emdeon’s consolidated 2006 tax return.
Emdeon Business Services will continue its strategic relationship to closely align with WebMD and will exclusively market WebMD’s online decision-support platform and tools that support consumer directed health plans (CDHP) and health savings accounts (HSA) to its payer customers for integration into their CDHP offerings. WebMD’s online decision-support platform currently helps consumers plan for their healthcare needs in the near-term and in retirement in order to maximize use of their HSA funds.
Emdeon was represented by The Blackstone Group and Citigroup Corporate and Investment Banking in this transaction.
About Emdeon
Emdeon (Nasdaq: HLTH) is a leading provider of business, technology and information solutions that transform both the financial and clinical aspects of healthcare delivery. At the core of Emdeon’s vision is the commitment to connect providers, payers, employers, physicians and consumers in order to simplify business processes, to provide actionable knowledge at the right time and place and to improve healthcare quality.
Emdeon Business Services provides revenue cycle management and clinical communication solutions that enable payers, providers and patients to improve healthcare business processes. WebMD (Nasdaq: WBMD) provides health information services for consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
About General Atlantic
General Atlantic LLC is a leading global private equity firm providing capital for growth companies driven by information technology or intellectual property. The firm was founded in 1980 and has approximately $10 billion of capital under management. General Atlantic has invested in over 150 companies, with current holdings in 50 portfolio companies of which about one-half are based outside the United States. The firm is distinguished within the investment community by its global strategy and worldwide presence, its commitment to provide sustained value-added assistance for its portfolio companies and its long-term approach. General Atlantic has nearly 70 global investment professionals among its 145 employees worldwide with offices in Greenwich, New York, Palo Alto, London, Düsseldorf, Hong Kong and Mumbai. For further information and a listing of GA’s public and private portfolio companies see www.generalatlantic.com.
All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: the expected timing of completion of the transaction described in this press release and ongoing business relationships between Emdeon Business Services and other Emdeon businesses. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements, including risks and uncertainties regarding: the amount and timing of potential benefits of the transactions referred to in this release; relationships with customers and strategic partners; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.
WebMD®, WebMD Health®, Emdeon™, Emdeon Business Services™ and POREX® are trademarks of Emdeon Corporation or its subsidiaries.